Exhibit 99.1

Marshall Edwards, Inc.

CONTACTS:	Warren Lancaster
+1-203-966-2556 (USA)
warren.lancaster@marshalledwardsinc.com

David Sheon
202 547-2880
dsheon@WHITECOATstrategies.com
MEDIA RELEASE
MARSHALL EDWARDS, INC. APPOINTS ACTING CEO
Sydney, Australia and New Canaan, Conn. — December 1, 2009 — Novogen Limited advises that CEO and Managing Director Mr. Christopher Naughton will cease his employment with the Company from today.
Mr. Naughton’s position as CEO of the US listed oncology subsidiary company Marshall Edwards, Inc will also terminate from today.
The Company’s CFO Mr. David Seaton has been appointed acting CEO of the Group and he will act in that capacity until a new CEO for Marshall Edwards has been appointed. Following that, a permanent CEO will be appointed at Novogen Limited.
“A world-wide search for a new CEO of Marshall Edwards with drug development and clinical oncology experience together with a track record of fund raising in the US capital markets is being initiated”, said Philip Johnston, Chairman of the Board, Novogen Limited.
“We are all grateful for the contribution Mr. Naughton has made to the Group over the past 13 years and wish him well in his future endeavors. Over the past few years, the focus of the Group and its principal subsidiary, Marshall Edwards, has moved towards oncology drug discovery and development. Due to the high priority of current and future clinical programs, the Board considers the new appointment of a CEO dedicated to Marshall Edwards is required to implement this strategy”.
About Marshall Edwards, Inc.
Marshall Edwards, Inc., is a specialist oncology company focused on the clinical development of novel anti-cancer therapeutics. These derive from a flavonoid technology platform that has generated a number of novel compounds characterized by broad ranging activity in laboratory testing against a range of cancer targets with few side effects. The ability of these compounds to target an enzyme present on the surface of cancer cells, and inhibit the production of pro-survival proteins within the cancer cell suggests that they may possess a unique combination of efficacy and safety. Marshall Edwards, Inc., has licensed rights from Novogen Limited (ASX: NRT; NASDAQ: NVGN) to bring three oncology drugs — phenoxodiol, triphendiol (NV-196) and NV-143 — to market globally. Marshall Edwards, Inc., is majority owned by Novogen Limited, an Australian biotechnology company that is specializing in the development of therapeutics based on a flavonoid technology platform. More information on phenoxodiol and on the Novogen group of companies can be found at www.marshalledwardsinc.com and www.novogen.com.
Under U.S. law, a new drug cannot be marketed until it has been investigated in clinical trials and approved by the FDA as being safe and effective for the intended use. Statements included in this press release that are not historical in nature are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. You should be aware that our actual results could differ materially from those contained in the forward-looking statements, which are based on management’s current expectations and are subject to a number of risks and uncertainties, including, but not limited to, our failure to successfully commercialize our product candidates; costs and delays in the development and/or FDA approval, or the failure to obtain such approval, of our product candidates; uncertainties in clinical trial results; our inability to maintain or enter into, and the risks resulting from our dependence upon, collaboration or contractual arrangements necessary for the development, manufacture, commercialization, marketing, sales and distribution of any products; competitive factors; our inability to protect our patents or proprietary rights and obtain necessary rights to third party patents and intellectual property to operate our business; our inability to operate our business without infringing the patents and proprietary rights of others; general economic conditions; the failure of any products to gain market acceptance; our inability to obtain any additional required financing; technological changes; government regulation; changes in industry practice; and one-time events. We do not intend to update any of these factors or to publicly announce the results of any revisions to these forward-looking statements.